EXHIBIT 21

                              LIST OF SUBSIDIARIES







                                                  Jurisdiction of
          Name                                    Organization

          AST Europe Limited                      United Kingdom
          AST Research (Far East) Limited         Hong Kong
          AST Computer (China) Limited            People''s Republic of China
          AST Research France S.A.R.L.            France
          AST Research Deutschland GmbH           Germany
          AST Taiwan Ltd.                         Taiwan
          AST Research (Japan) K.K.               Japan
          AST Research (Switzerland) S.A.         Switzerland
          AST Australia Pty. Limited              Australia
          AST Research Italia S.p.A.              Italy
          AST Canada Inc.                         Canada
          AST Middle East Limited                 United Arab Emirates (Dubai)
          AST Middle East, Inc.                   United States of America
          AST de Mexico S.A. de C.V.              Mexico
          AST Benelux N.V.                        Belgium
          AST Research Spain, S.L.                Spain
          AST Singapore Pte. Ltd.                 Singapore
          AST Sweden AB                           Sweden
          AST Denmark A/S                         Denmark
          AST Finland OY                          Finland
          AST Holdings Ireland Limited            Ireland
          AST Ireland Limited                     Ireland
          AST Distribution Ireland Limited        Ireland
          AST New Zealand Limited                 New Zealand
          AST Norway AS                           Norway
          AST Korea Ltd.                          Korea
          AST Computer and Services (M) Sdn. Bhd. Malaysia
          AST Computer Netherlands B.V.           The Netherlands
          AST Innovations, Inc.                   United States